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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made as of July 1, 1999 by and between Escalon Medical Corp., a California corporation ("Employer"), and Ronald L. Hueneke, an individual residing at 8846 Lake Drive, West Lake, Wisconsin 53129 ("Employee").


                                    RECITALS:

         WHEREAS, Employer desires to employ Employee as President and Chief Operating Officer and Employee desires to accept such employment on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DUTIES. Employer hereby employs Employee to serve as President and Chief Operating Officer. Employee agrees to be so employed by Employer and to devote his best efforts to advance the interests of Employer. Employee agrees to devote substantially all of his business time to performing duties hereunder; provided, however, that Employee shall be permitted to devote a portion of his business time to serve as an advisor to the Medical College of Wisconsin. Employee shall not be required to relocate from Wisconsin to any other location at which Employer conducts business.

         2. TERM. Subject to the provisions of Section 4 hereof, the term of Em-ployee's employment hereunder shall commence on the date hereof and shall continue for a term of one year; provided, however, that the term of this Agreement shall thereafter be renewed automatically from year to year unless Employer or Employee shall have given the other notice of termination, effective at the end of the current term, not less than 90 days prior to the expiration thereof.

         3. COMPENSATION.

                  (a) BASE SALARY. For the services rendered by Employee under this Agreement, Employer agrees to pay Employee a salary at the rate of $105,000 per annum (such salary, as adjusted from time to time, is herein called the "Salary"), payable in accordance with Employer's normal payroll practices.

                  (b) BONUS. At the end of each fiscal year of Employer that ends during the term of this Agreement, the Compensation Committee of Employer's Board of Directors shall determine whether to pay Employee a bonus (the "Bonus")

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with respect to such fiscal year. The award of any Bonus shall be in the sole discretion of the Employer's Compensation Committee.

                  (c) FRINGE BENEFITS. During the term of this Agreement, Employer shall provide to Employee life, health and dental insurance and any other insurance generally provided for executive employees of Employer on the same terms as such insurance is provided to such employees.

         4. TERMINATION. The provisions of this Section 4 shall be applicable notwithstanding anything to the contrary contained herein.

                  (a) DEATH. In the event of the death of Employee during the term of this Agreement, this Agreement shall terminate effective as of the date of Employee's death, and Employer shall have no further obligation or liability hereunder except that Employer shall pay to Employee's estate the portion, if any, of Employee's Salary and any earned but unpaid Bonus for the period through the date of Employee's death that remains unpaid.

                  (b) TOTAL DISABILITY. In the event of a mental or physical condition that in the reasonable opinion of Employer renders Employee unable or incompetent to perform his duties hereunder ("Total Disability") which continues for a period of 180 consecutive days during the term of this Agreement, Employer shall have the right to terminate Employee's employment hereunder by giving Employee ten days' written notice thereof and, upon expiration of such ten-day period, Employer shall have no further obligation or liability under this Agreement except Employer shall pay to Employee the portion, if any, of Employee's Salary and any earned but unpaid Bonus for the period through the date of termination that remains unpaid.

                  (c) NO OTHER TERMINATION. Except upon a breach of this Agreement by Employee or as otherwise expressly set forth in this Section 4, Employer shall not be permitted to terminate Employee's employment hereunder. In the event of a breach of this Section 4, Employee shall be entitled to receive from Employer as Employee's sole damages and remedy, and Employer agrees to pay as liquidated damages, all compensation to which Employee would have been entitled under Section 3 hereof as and when such compensation would have been received had Employee's employment not been terminated for the remainder of the initial one-year term of this Agreement, without regard to other events occurring thereafter that would cause a termination of employment under this
Section 4, except for a violation of Section 5 hereof. Employee shall receive the liquidated damages agreed to herein without any obligation to prove actual damages.

         5. NON-DISCLOSURE AND NON-COMPETITION.

                  (a) NON-DISCLOSURE. Employee acknowledges that in the course of performing services for Employer, Employee will obtain knowledge of Employer's

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business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, improvements, disclosures, names and positions of employees and/or other proprietary and/or confidential information (collectively the "Confidential Information"). Employee agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge to any other party, and Employee agrees not to use any of the Confidential Information for Employee's own benefit or to the detriment of Employer without the prior written consent of Employer, whether or not such Confidential Information was discovered or developed by Employee. Employee also agrees not to divulge, publish or use any proprietary and/or confidential information of others that Employer is obligated to maintain in confidence.

                  (b) NON-COMPETITION. Employee agrees that, during his employment by Employer hereunder and for an additional period of one year after the termination of Employee's employment, neither Employee nor any corporation or other entity in which Employee may be interested as a partner, trustee, director, officer, employee, agent, shareholder, lender of money or guarantor, or for which he performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period (i) be engaged, directly or indirectly, in any Competitive Business (as that term is hereinafter defined) or (ii) solicit, hire, contract for services or otherwise employ, directly or indirectly, any of the employees of Employer. Nothing herein contained shall be deemed to prevent Employee from investing in or acquiring one per cent or less of any class of securities of any company if such class of securities is listed on a national securities exchange or is quoted on the Nasdaq Stock Market. For purposes of this Section 5(b), the term "Competitive Business" shall mean any business that engages in the design, development, manufacture, sale, lease, marketing or distribution of any products or provides any services that are designed, developed, manufactured, sold, marketed or distributed by Employer during the term of this Agreement.

         6. INVENTIONS AND DISCOVERIES.

                  (a) DISCLOSURE. Employee shall promptly and fully disclose to Employer with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by Employee (whether or not at the request or upon the suggestion of Employer, solely or jointly with others, during the period of his employment with Employer that relate to any line of business, activities or fields of interest or investigation engaged in by Employer) from time to time during the course of Employee's employment by Employer, or that are otherwise made through the use of Employer's time, facilities or materials (collectively, the "Inventions").

                  (b) ASSIGNMENT AND TRANSFER. Employee agrees to assign and transfer to Employer all of Employee's right, title and interest in and to the Inventions, and Employee further agrees to deliver to Employer any and all drawings,

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notes, specifications and data relating to the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any Inventions in any and all countries and to vest title thereto in Employer and its successors and assigns and to otherwise protect Employer's interests therein.

                  (c) RECORDS. Employee agrees that in connection with any research, development or other services performed for Employer, Employee will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of Employer.

         7. EMPLOYER DOCUMENTATION. Employee shall hold in a fiduciary capacity for the benefit of Employer all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to Employer or Employer's business that are in the possession or under the control of Employee.

         8. INJUNCTIVE RELIEF. Employee acknowledges that his compliance with the agreements in Sections 5, 6 and 7 hereof is necessary to protect the good will and other proprietary interests of Employer and that Employee is one of the principal executives of Employer and conversant with its affairs, its trade secrets and other proprietary information. Employee acknowledges that a breach of any of his agreements in Sections 5, 6 and 7 hereof will result in irreparable and continuing damage to Employer for which there will be no adequate remedy at law; and Employee agrees that in the event of any breach of the aforesaid agreements, Employer and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

         9. SUPERSEDES OTHER AGREEMENTS. This Agreement represents the entire agreement between the parties regarding the subject matter hereof and supersedes and is in lieu of any and all other employment arrangement or agreement, oral or written, between Employer and Employee.

         10. AMENDMENTS. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

         11. ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so

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modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         12. CONSTRUCTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Wisconsin.

         13. ASSIGNMENT.

                  (a) BY EMPLOYER. The rights and obligations of Employer under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Employer.

                  (b) BY EMPLOYEE. This Agreement and the obligations created hereunder may not be assigned by Employee.

         14. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, or sent by overnight courier, addressed to the intended recipient as follows:

                           If to Employee:

                           Ronald L. Hueneke
                           8846 Lake Drive
                           West Lake, Wisconsin  53129

                           If to Employer:

                           Escalon Medical Corp.
                           351 East Conestoga Road
                           Wayne, PA  19087
                           Attention:  Richard J. DePiano,
                                           Chairman and CEO

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         15. WAIVER. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its or his duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

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         16. SURVIVAL OF COVENANTS. The provisions of Sections 5, 6, 7 and 8 hereof shall survive the termination of this Agreement. Furthermore, any provision of this Agreement that provides a benefit to Employee and which by the express terms hereof does not terminate upon the termination of Employee's employment shall remain binding upon Employer until such time as such benefits are paid in full to Employee or his successors.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.


                                 /s/ Ronald L. Hueneke
                                 -------------------------------
                                 Ronald L. Hueneke



                                 ESCALON MEDICAL CORP.


                                 By:  /s/ Richard J. DePiano
                                    ----------------------------
                                       Richard J. DePiano,
                                       Chairman and Chief Executive Officer

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